UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2010

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150110	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

119 N. Commercial Street, Suite 190, Bellingham, WA USA	98225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (360) 392-2828

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2010, Future Canada China Environment Inc. (the “Company”, “we”, “us”) received a resignation from Rui Yang. Mr. Yang resigned as the Company’s president, secretary, treasurer and director. Mr. Yang’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise. The Company decreased the number of directors to one (1).

To fill the vacancy created by the resignation of Mr. Yang, the Company appointed Zhenzhong (Edward) Dai as the Company’s president, secretary and treasurer. On August 22, 2010, Mr. Dai resigned as vice president and accepted the positions of president, secretary and treasurer.

Also on August 22, 2010, we accepted Mr. Yang’s consent to act and appointed him as vice president of the Company.

Zhenzhong (Edward) Dai – President, Secretary, Treasurer and Director

Zhenzhong (Edward) Dai was appointed as vice president and director of the Company on April 1, 2010.

From October 2001 to March 2003, Mr. Dai acted as the vice president and chief technical officer of Shanghai Sunny Tech Inc. Shanghai Sunny Tech Inc. is an enterprise resource planning (ERP) software development company located in Shanghai, China. He was responsible for managing the research and development and the technical support departments as well as providing support to the marketing and sales departments for promotional purposes.

From April 2003 to August 2005, Mr. Dai acted as the president of 3E Healthcare Inc., a self empowering healthcare consulting and training company based in Edmonton, Alberta, Canada. He was responsible for managing the company to help develop a new generation of real time self empowering healthcare system based on internet for the purposes of creating a global universal health consultant and service system.

Since June of 2004, Mr. Dai is the president and a chairman of the board of directors of World Culture and Exercise Organization located in Edmonton, Alberta, Canada. This is a non-profit organization that specializes in researching, exchanging and teaching the methods and techniques of self empowering healthcare and personal healthcare development. Mr. Dai is responsible for managing the company to create a global organization based on membership for exchanging the world cultures and exercise methods to help people to get wellness and happiness.

Our board of directors now solely consists of Zhenzhong (Edward) Dai. There have been no transactions between our company and Mr. Dai since the company’s last fiscal year which would be required to be reported herein. There are no family relationships among our sole director or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE CANADA CHINA ENVIRONMENT INC.

/s/ Zhenzhong (Edward) Dai
Zhenzhong (Edward) Dai
President and Director

Date: August 31, 2010